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                                                                     EXHIBIT 24A




                        [COOPERS & LYBRAND LETTERHEAD]




                      CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in the registration statements of SL Industries, Inc. on Form S-8 (File No.'s 33-31805, 33-53274, and 33-63681) of our report dated September 20, 1993, on our audit of the consolidated financial statements and financial statement schedule of SL Industries, Inc. as of July 31, 1993 and for the year ended July 31, 1993 which report is included in this Annual Report on Form 10-K.






/s/  COOPERS & LYBRAND LLP
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2400 Eleven Penn Center
Philadelphia, PA
October 30, 1995